UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005 (May 11, 2005)

FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-25972	62-1562541

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

809 West Main Street, Rogersville, Tennessee 37857

(Address of Principal Executive Offices) (Zip Code)

(423) 272-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Change in Registrant’s Certifying Accountant.

     On May 11, 2005, the Audit Committee (“Committee”) of First Community Corporation (the “Company”) appointed Pugh & Company, P.C. as the registered independent public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2005. The Committee approved the terms of the engagement for this audit. Pugh & Company, P.C. will replace Crowe Chizek and Company LLC (“Crowe Chizek”), which audited the Company’s financial statements for fiscal year 2004. Effective the same date, the Committee approved the dismissal and termination of the engagement of Crowe Chizek.

     The Committee decided to use the services of another independent accounting firm in closer proximity to the Company’s main office. Pugh & Company, P.C. is based in Knoxville, Tennessee, which is approximately 90 miles away. This change is intended to provide increased accessibility and should reduce expense associated with the Company’s independent accounting services.

     In connection with Crowe Chizek’s audits of the Company during the two years ended December 31, 2004 and 2003, and through the date of the Committee’s action, there have been no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe Chizek’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report for such years.

     Crowe Chizek’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years, and through the date of the Committee’s action appointing Pugh & Company, P.C., the Company did not consult with Pugh & Company, P.C. regarding (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; and (iii) any disagreements with Crowe Chizek, whether or not resolved, regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Crowe Chizek, would have caused it to make reference to the subject matter of the disagreements in connection with its report, except for the matters described in the following two paragraphs.

     In March 2004, during the course of the Company’s preparation of its annual report on Form 10-KSB and the consolidated financial statements that are part of the annual report for the year ending December 31, 2003, the Company communicated with Pugh & Company, P.C., at the request of the Committee, regarding how the Company estimated and recorded its liability as of December 31, 2003, related to a supplemental employee retirement plan agreement (“SERP”) between the Company and a former employee, originally entered into on December 26, 1997, and later amended and restated on May 12, 1999. The Company engaged Pugh & Company, P.C. to perform certain calculations related to the SERP and to determine (i)

whether adjustments of certain recorded liability related to the SERP would be material and (ii) whether there would be a material effect on prior year’s earnings by recomputing the SERP-expense recorded for those years. Pugh & Company, P.C. determined that neither would be material, and the Company received this view in writing, which is attached to this report as Exhibit 16.2. Crowe Chizek concurred with this view.

     Additionally, Pugh & Company, P.C. was previously engaged by the Company from 1995 to 2004 to assist the Company’s internal audit coordinator and the Committee with agreed-upon procedures and training associated with the Company’s ongoing internal audit procedures.

     The Company has provided Crowe Chizek with a copy of this report on Form 8-K and has requested in writing that Crowe Chizek provide a letter addressed to the Securities and Exchange Commission stating whether or not Crowe Chizek agrees with such disclosures. The Committee has received the requested letter from Crowe Chizek and has filed it as Exhibit 16.1 with this report.

ITEM 9.01 Financial Statements and Exhibits

16.1	Letter dated May 13, 2005, from Crowe Chizek and Company LLC to Securities and Exchange Commission

16.2	Letter dated March 8, 2004, from Pugh & Company, P.C. to the Board of Directors of First Community Bank of East Tennessee

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION (Registrant)
By:	/s/ Mark A. Gamble
Mark A. Gamble
President and Principal Executive Officer of First Community Corporation and Chief Executive Officer of First Community Bank of East Tennessee

Date: May 16, 2005